UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 12, 2019, each of Peter D. Supron and Albert J. Messina informed the Company and the Board of Directors of his decision to resign from the Board of Directors effective April 15, 2019. Neither Mr. Supron’s no Mr. Messina’s resignation was in connection with a disagreement relating to the Company’s operations, policies or practices.

(d) On April 15, 2019, pursuant to their authority under Nevada law and the Company’s bylaws, the remaining members of the Board appointed Patricia M. Ziegler and Cory J. Miller to fill the vacancies. Each of Ms. Ziegler and Mr. Miller is an employee of the company affiliated with The Scotts Miracle-Gro Company, the ultimate parent of SMG Growing Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: April 18, 2019	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Accounting Officer